Exhibit 10.1
AMENDMENT NO. 1 TO THE MANAGEMENT AND INCENTIVE FEE WAIVER AGREEMENT
BY AND BETWEEN
NUVEEN CHURCHILL PRIVATE CREDIT FUND AND
CHURCHILL ASSET MANAGEMENT LLC
This Amendment No. 1 (this “Amendment”) to the Management and Incentive Fee Waiver Agreement dated August 19, 2024 (the “Waiver Agreement”), is entered into by and between Nuveen Churchill Private Credit Fund (the “Company”) and Churchill Asset Management LLC, the Company’s investment adviser (the “Adviser”) on this 8th day of November, 2024. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Waiver Agreement.

RECITALS
WHEREAS, the Company and the Adviser are parties to the Waiver Agreement; and

WHEREAS, the Company and the Adviser have agreed to amend the Waiver Agreement solely to extend the period to which the waiver of fees payable under the Advisory Agreement shall apply.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Adviser hereby agree as follows:

1.Waiver of Management Fees Payable under the Advisory Agreement

(a)The Adviser hereby agrees to waive 100% of the management fee payable to the Adviser pursuant to Section 6(a) of the Advisory Agreement for the period beginning June 29, 2024 (commencement of operations) until the later of December 31, 2024, and the closing of the Company’s proposed transaction with Nuveen Churchill Private Capital Income Fund, a Delaware statutory trust (“PCAP”), pursuant to which the Company will sell to PCAP substantially all the assets of the Company, and PCAP will assume the Company’s liabilities, for total consideration equal to the Company’s net asset value as of the determination date agreed to by the parties (the “Transaction”).

2.Waiver of Incentive Fees Payable under the Advisory Agreement

(a)The Adviser hereby agrees to waive 100% of the incentive fee based on income payable to the Adviser pursuant to Section 6(b)(i) of the Advisory Agreement for the period beginning June 29, 2024 (commencement of operations) until the later of December 31, 2024, and the closing of the Transaction.

Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Waiver Agreement are and shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

This Amendment shall be governed by and construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the 1940 Act.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Waiver Agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date above written.

NUVEEN CHURCHILL PRIVATE CREDIT FUND

By: /s/ John D. McCally

Name:    John D. McCally
Title:    Vice President and Secretary

CHURCHILL ASSET MANAGEMENT LLC

By: /s/ John D. McCally

Name:    John D. McCally
Title:    Managing Director

[Signature Page to Amendment No. 1 to the Waiver Agreement]